Exhibit 99.7

                       PIKE COUNTY LIGHT AND POWER COMPANY
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                            AS AT SEPTEMBER 30, 2000
                             (DOLLARS IN THOUSANDS)

                                                         As At            Pro Forma          Pro Forma
                                                   September 30, 2000    Adjustments         Combined
                                                   ------------------    -----------         ---------
ASSETS

 Utility plant, net                                     $ 6,107            $                  $ 6,107
 Other property and investments                              22                                    22
 Cash and temporary cash investments                        536              1,890(D)           2,426
 Accounts receivable, net                                 1,031                                 1,031
 Other current assets                                       663                                   663
 Regulatory assets and deferred charges                   1,340                 --              1,340
                                                        -------            -------            -------

  Total Assets                                          $ 9,699            $ 1,890            $11,589
                                                        =======            =======            =======

CAPITALIZATION AND LIABILITIES

Capitalization

 Common shareholders' equity                            $ 3,160            $  (111)(F)        $ 3,050
 Long-term debt                                           3,200                 --              3,200
                                                        -------            -------            -------

  Total Capitalization                                    6,360               (111)             6,250
                                                        -------            -------            -------

 Other noncurrent liabilities                               314                                   314
 Notes payable                                               --              2,000(E)           2,000
 Current liabilities                                      1,368                                 1,368
 Accumulated deferred federal income tax                  1,034                                 1,034
 Regulatory liabilities and deferred credits                623                 --                623
                                                        -------            -------            -------

  Total Capitalization and Liabilities                  $ 9,699            $ 1,890            $11,589
                                                        =======            =======            =======

Source: 2000 September Pike Bondholder's Report - Balance Sheet.
The accompanying notes to the pro forma are an integral part of this statement.



                       PIKE COUNTY LIGHT AND POWER COMPANY
             UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2000
                             (DOLLARS IN THOUSANDS)

                                                         12 Months           Pro Forma          Pro Forma
                                                     Ended Sep 30, 2000     Adjustments         Combined
                                                     ------------------     -----------         ---------
Operating revenues
     Electric                                             $ 5,665             $                  $ 5,665
     Gas                                                      843                  --                843
                                                          -------             -------            -------
               Total operating revenues                     6,508                  --              6,508
                                                          -------             -------            -------
Operating expenses
     Fuel and purchased power                               5,153                                  5,153
     Other operations                                       1,365                                  1,365
     Maintenance                                              120                                    120
     Depreciation and amortization                            243                                    243
     Taxes, other than federal income tax                     264                                    264
     Federal income tax                                      (307)                 --               (307)
                                                          -------             -------            -------
               Total operating expenses                     6,838                  --              6,838
                                                          -------             -------            -------

Operating income                                             (330)                 --               (330)
                                                          -------             -------            -------

Other income (deductions)
    Other income less miscellaneous deductions                 54                                     54
    Taxes other than income taxes                              (1)                                    (1)
    Federal income tax                                        (18)                 60(B)              42
                                                          -------             -------            -------
               Total other income                              35                  60                 95
                                                          -------             -------            -------

Income before interest charges                               (295)                 60               (236)
                                                          -------             -------            -------

Interest charges                                              244                 170(C)             414
                                                          -------             -------            -------
               Net interest charges                           244                 170                414
                                                          -------             -------            -------

Net income for common stock                               $  (539)            $  (111)           $  (650)
                                                          =======             =======            =======

Source: 2000 September Pike Bondholder's Report - Income Statement.
The accompanying notes to the pro forma are an integral part of this statement.


      NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                        (DOLLARS IN THOUSANDS)

Note A. Unaudited Pro Forma Combined Condensed Income Statement

        The following Pro Forma consolidated financial information is based upon historical financial statements of Pike County L&P Co. These Pro forma financial statements reflect the $2 million short-term debt issuance at 8.5%

Note B. Income Taxes

        Reflects tax benefit, on an assumed tax rate 35%, from the payments of nine months of interest charges described in
        Note F                                                           $   45

        Tax benefit for full year                                        $   60

Note C. Interest Charges

        Reflects $2 million of short-term debt issued, bearing interest over nine months at an effective interest rate of 8.5% $ 128

        Interest expense for full year                                   $  170

Note D. Cash

        Reflects net increase to cash after payment of interest
        expense for a full year and tax benefit                          $1,890

Note E. Short-term debt

        Reflects increase to short-term debt up to $2 million of the
        aggregate principle amount                                       $2,000

Note F. Stockholders' equity

        Reflects net change to stockholders' equity for interest
        expenses and tax benefit for a full year                         $  111